                                  SCHEDULE 14C

      INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement    / / Confidential,
                                             for use of the Commission only
/X/ Definitive Information Statement         (as permitted by Rule 14c-5(d)(2)).

                              Peco Energy Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

     /X/ No fee required.

     / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                  [PECO LOGO]

                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON MONDAY, MAY 20, 2002
                     AT THE OFFICES OF EXELON CORPORATION,
         10 SOUTH DEARBORN STREET, 35TH FLOOR, CHICAGO, ILLINOIS 60603,
                          AT 3:30 P.M. (CENTRAL TIME)
       The annual meeting of shareholders of PECO Energy Company ("PECO" or the "Company") will be held at the offices of Exelon Corporation, 10 South Dearborn Street, 35th Floor, Chicago, Illinois 60603, on Monday, May 20, 2002, at 3:30 p.m. (Central Time). At the meeting shareholders will be asked to consider and act upon the election of five directors and to transact such other business as may properly be brought before the meeting.

       Only shareholders of record on the books of PECO at 4:00 p.m., Central Time, on April 26, 2002 will be entitled to vote at the meeting.

       Because of security requirements, we need to know in advance if you are attending the meeting so that we can arrange access to the building. If you wish to attend, please write to Thomas Boin, Exelon Corporation, P.O. Box 805398, Chicago, Illinois 60680-5398 or call him at (312) 394-3867 for tickets.

                                            Sincerely,

                                            /s/ KATHERINE K. COMBS

                                            Katherine K. Combs
                                            Secretary
April 30, 2002

                               TABLE OF CONTENTS

Election of Directors.......................................    2
Board Compensation..........................................    3
Attendance at Meetings......................................    3
Board Committees............................................    3
Beneficial Ownership........................................    6
Summary Compensation Table..................................    8
Option Grants in 2001.......................................    9
Option Exercises and Year End Value.........................   10
Retirement Plans............................................   11
Employment Agreements.......................................   12
Performance Graph...........................................   16
Other Information...........................................   17
Report of the Exelon Compensation Committee.................   18
Report of the Exelon Audit Committee........................   21
Charter of the Exelon Audit Committee.......................   22

                             INFORMATION STATEMENT
                         WE ARE NOT ASKING FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is being sent to you in connection with the annual meeting of shareholders of PECO Energy Company ("PECO" or the "Company") to be held on Monday, May 20, 2002, at 3:30 p.m. (Central Time), at the offices of Exelon Corporation, 10 South Dearborn Street, 35th Floor, Chicago, Illinois 60603. Confirmation of stock ownership will be required for admission to the meeting.

     As of April 26, 2002, PECO had outstanding 170,478,507 shares of Common Stock, without par value, all of which are beneficially owned by Exelon Corporation ("Exelon"), and 1,560,120 shares of Cumulative Preferred Stock, without par value, comprised of six series (the $4.68 Series, the $4.40 Series, the $4.30 Series, the $3.80 Series, the $7.48 Series and the $6.12 Series, collectively the "Preferred Stock"). The PECO Common Stock and the Preferred Stock vote together as a single class on the election of directors. Exelon intends to vote its shares of PECO Common Stock FOR the election of the nominees for director named under "Election of Directors" below. Consequently, the election of these directors is expected to be approved.

     This Information Statement and the combined Annual Report on Form 10-K for the year ended December 31, 2001 for PECO, Exelon and Commonwealth Edison Company ("ComEd") are being mailed to shareholders on or about April 30, 2002.

                             ELECTION OF DIRECTORS

     Five Directors are to be elected at the annual meeting to serve a term of one year and until their respective successors have been elected. The nominees for Director, all of whom except Mr. Clark have been serving as Directors since October 20, 2000 (the effective date of the share exchange and merger pursuant to which PECO became a subsidiary of Exelon), are listed below along with certain biographical information. Except as otherwise indicated, each Director or nominee has been engaged in his or her present principal occupation for at least the past five years. Corbin A. McNeill, Jr., who had served as a Director since October 2000, retired as a Director of the Company and as a director and officer of Exelon Corporation on April 23, 2002.

JOHN W. ROWE

Mr. Rowe, age 56. President and Co-CEO of Exelon since October 2000. Chairman, President and Chief Executive Officer of ComEd from March 1998 to October 2000. Co-Chief Executive Officer of PECO from October 2000 to October 2001. Former Chairman, President and CEO of Unicom Corporation and Commonwealth Edison Company. Former President and CEO of New England Electric System. Other
Directorships: UnumProvident Corporation and The Northern Trust Company.

PAMELA B. STROBEL

Ms. Strobel, age 49. Executive Vice President of Exelon Corporation since October 2000, and Vice Chair and CEO of Exelon Energy Delivery Company since October 2001. Vice Chair of PECO from October 2000 to October 2001. Chair of PECO since October 2001. Former Executive Vice President of Unicom Corporation and ComEd. Other Directorships: IMC Global, Inc. and Sabre Holdings Corporation.

RUTH ANN M. GILLIS

Ms. Gillis, age 47. Senior Vice President and Chief Financial Officer of Exelon Corporation since October 2000. Senior Vice President and Chief Financial Officer of Unicom Corporation and ComEd from October 1999 to October 2000. Previously Vice President and Treasurer of Unicom and ComEd since from 1997 to 1999. Other Directorships: The Parson Group, a Chicago-based professional services group.

KENNETH G. LAWRENCE

Mr. Lawrence, age 54. President of PECO Energy since October 20, 2000. President and COO of Exelon Energy Delivery since October 20, 2001.

FRANK M. CLARK

Mr. Clark, age 56. President of ComEd since October 2001. Previously, Senior Vice President, Distribution, Customer and Market Services and External Affairs of ComEd and Senior Vice President of ComEd and Unicom.

                               BOARD COMPENSATION

     Since the date of the merger, the board of directors of PECO has been comprised solely of employees of PECO, Exelon Corporation or its subsidiaries. These individuals receive no additional compensation for serving as directors of PECO.

                             ATTENDANCE AT MEETINGS

     During 2001, PECO's Board of Directors did not hold any scheduled meetings. Corporate actions were taken by unanimous written consent of the Directors.

                                BOARD COMMITTEES

     Prior to October 20, 2000, the PECO Board of Directors had the following standing committees: Audit; Compensation; Corporate Governance; Finance; Public Affairs; and Nuclear Oversight.

     After the merger, the functions performed by these committees were assumed by similar committees of the Exelon Board of Directors. The PECO Board no longer has any standing committees.

     The following table and accompanying information describes the committees of the Exelon Board of Directors.

-------------------------------------------------------------------------------------------
                         EXELON BOARD COMMITTEE MEMBERSHIP ROSTER
                                  AS OF JANUARY 29, 2002
-------------------------------------------------------------------------------------------

                                                                               CORPORATE
          NAME              BOARD     EXECUTIVE     AUDIT     COMPENSATION     GOVERNANCE
-------------------------------------------------------------------------------------------
 C. A. McNeill, Jr.            X*         X
-------------------------------------------------------------------------------------------
 J. W. Rowe                    X          X*
-------------------------------------------------------------------------------------------
 E. A. Brennan                 X                                   X*
-------------------------------------------------------------------------------------------
 C. H. Cantu                   X                      X*
-------------------------------------------------------------------------------------------
 D. L. Cooper                  X                      X                            X
-------------------------------------------------------------------------------------------
 M. W. D'Alessio               X          X                                        X*
-------------------------------------------------------------------------------------------
 B. DeMars                     X
-------------------------------------------------------------------------------------------
 G. F. DiBona, Jr.             X          X
-------------------------------------------------------------------------------------------
 S. L. Gin                     X                      X
-------------------------------------------------------------------------------------------
 R. H. Glanton                 X
-------------------------------------------------------------------------------------------
 R. B. Greco                   X                                   X
-------------------------------------------------------------------------------------------
 E. D. Jannotta                X          X                                        X
-------------------------------------------------------------------------------------------
 J. M. Palms                   X                      X
-------------------------------------------------------------------------------------------
 J. W. Rogers, Jr.             X                                                   X
-------------------------------------------------------------------------------------------
 R. Rubin                      X                                   X
-------------------------------------------------------------------------------------------
 R. L. Thomas                  X          X                        X
-------------------------------------------------------------------------------------------
 No. of Meetings in 2001      13          3           7            6               4
-------------------------------------------------------------------------------------------

-------------------------  -------------------------------------------------------------------------------------------
                            EXELON BOARD COMMITTEE MEMBERSHIP ROSTER
                                     AS OF JANUARY 29, 2002
-------------------------  -------------------------------------------------------------------------------------------
                                            ENERGY
                               GENCO       DELIVERY      ENTERPRISES
          NAME               OVERSIGHT     OVERSIGHT      OVERSIGHT
-------------------------  -------------------------------------------------------------------------------------------
 C. A. McNeill, Jr.
--------------------------------------------------------------------------------------
 J. W. Rowe
-------------------------------------------------------------------------------------------
 E. A. Brennan                   X
-------------------------------------------------------------------------------------------
 C. H. Cantu                                                  X
-------------------------------------------------------------------------------------------
 D. L. Cooper
-------------------------------------------------------------------------------------------
 M. W. D'Alessio
-------------------------------------------------------------------------------------------
 B. DeMars                       X             X
-------------------------------------------------------------------------------------------
 G. F. DiBona, Jr.                             X
-------------------------------------------------------------------------------------------
 S. L. Gin                                                    X*
-------------------------------------------------------------------------------------------
 R. H. Glanton                   X                            X
-------------------------------------------------------------------------------------------
 R. B. Greco                                   X*
-------------------------------------------------------------------------------------------
 E. D. Jannotta
-------------------------------------------------------------------------------------------
 J. M. Palms                     X*
-------------------------------------------------------------------------------------------
 J. W. Rogers, Jr.                             X
-------------------------------------------------------------------------------------------
 R. Rubin                                                     X
-------------------------------------------------------------------------------------------
 R. L. Thomas
-------------------------------------------------------------------------------------------
 No. of Meetings in 2001         4             4              8
-------------------------------------------------------------------------------------------

*Chairperson

     The Exelon Board of Directors approved the charter for each committee. Each committee reviews its own charter and conducts an assessment of its own performance. The corporate governance committee reviews each of the individual committee assessments and presents the findings to the full Board.

     Audit: The Audit Committee reviews financial reporting and accounting practices and internal control functions. The committee also reviews and makes recommendations to the full board regarding risk management policy and risk limits, officers' and directors' expenses, compliance with appropriate policies and the Company's code of business conduct, and environmental, legal and regulatory compliance matters. This committee recommends the independent accountants and approves the scope of the annual audit by the independent accountants and internal auditors. All members of this committee are independent directors. The committee meets outside the presence of management for portions of its meetings with both the independent accountants and the internal auditors.

     Compensation: The Compensation Committee reviews executive compensation and administers and oversees the employee benefit plans and programs. The committee makes recommendations to the full board for approval of compensation for the positions of chairman, chief executive officer, president and executive vice president. The committee also oversees executive and management development programs and reviews succession planning and related leadership continuity matters. When appropriate, the committee uses the services of an independent compensation consultant who reports directly to the committee. All members of the committee are independent directors.

     Corporate Governance: The Corporate Governance Committee considers and recommends nominees for election as directors. The committee reviews individual committee self-assessments and makes recommendations on board and committee organization, membership, functions, compensation and effectiveness. The committee coordinates the board's role in establishing performance criteria for the Co-Chief Executive Officers and evaluating the Co-Chief Executive Officers' performance. The Committee also oversees director orientation and continuing education programs and oversees the Company's efforts to promote diversity among directors, officers, employees and contractors. All members of this committee are independent directors.

     Executive: The Executive Committee reviews and makes recommendations to the full board about significant financial matters and strategic and other business opportunities. The committee acts on behalf of the full board when the board is not in session. The committee also oversees the management and investment of assets in the Company's service annuity fund and nuclear decommissioning trust funds.

     Energy Delivery Oversight: The Energy Delivery Oversight Committee advises and assists the full board in fulfilling its responsibilities to oversee the safe, reliable and cost effective delivery of energy and related differentiated products and services to consumers. The committee also oversees the development of a growth strategy for the Energy Delivery business. The committee reviews the regulatory and public policy strategies and practices of the Energy Delivery business and its relations with regulators, public officials, consumers and other stakeholders.

     Enterprises Oversight: The Enterprises Oversight Committee advises and assists the full board in fulfilling its responsibilities to oversee the performance of its unregulated businesses. The committee reviews any significant investments, acquisitions, divestitures, major initiatives or changes in the Enterprises strategy. The committee also reviews the Enterprises budget and business plans and monitors the Enterprises business, operating and financial performance and key performance indicator results and trends. The committee reviews the Enterprises risk management strategy, policies and procedures.

     Genco Oversight: The Genco Oversight Committee advises and assists the full board in fulfilling its responsibilities to oversee the safe and reliable operation of all generating facilities owned or operated by the Company, or its subsidiaries, including those in which the Company has significant equity or operational interests. The committee also assists the full board in fulfilling its fiduciary responsibilities towards facilities in which the Company has non-operational or minority ownership interests. The committee reviews potential acquisitions and divestitures, major investments and changes in strategy regarding the generating facilities and power marketing activities. The committee also oversees the power marketing activities of the Power Team, reviews and makes recommendations to the full board on power trading risk management strategy and performance and the hedged condition of the generation portfolio.

     Each director attended at least eighty-five percent of the meetings of the board and the meetings of committees of which he or she was a member.

                              BENEFICIAL OWNERSHIP

     As of April 26, 2002, PECO had outstanding 170,478,507 shares of Common Stock, all of which is beneficially owned by Exelon, and 1,560,120 shares of Preferred Stock. No other person is known to PECO to be the beneficial owner of more than five percent of the combined voting power of the PECO Common Stock and the Preferred Stock. None of the nominees for election as Directors of PECO or the executive officers of PECO own any Preferred Stock.

     The following table indicates how much Exelon Corporation Common Stock was owned by the beneficial owners of more than 5% of Exelon Common Stock and by Exelon's Directors and executive officers, including the persons named in the Summary Compensation Table below. Those individuals who also serve as Directors of PECO are noted as such by an asterisk.

     - The shares listed as "Beneficially Owned" include stock options exercisable within 60 days of December 31, 2001.

     - The shares listed as "May Be Acquired" include shares of Exelon Corporation common stock which can be acquired upon the exercise of stock options granted under Exelon Corporation plans that are not exercisable within 60 days of December 31, 2001.

     - The shares listed as "Deferred Share Equivalents" include shares not considered to be "beneficially owned" under rules of the Securities and Exchange Commission because they are deferred under Exelon Corporation plans.

     - Beneficial ownership of directors and executive officers as a group represents less than 1% of the outstanding shares of Exelon Corporation common stock.

------------------------------------------------------------------------------------------------------
                                                BENEFICIALLY               DEFERRED
                                                   OWNED        MAY BE       SHARE
NAME                                               SHARES      ACQUIRED   EQUIVALENTS     TOTAL
------------------------------------------------------------------------------------------------------
 Wellington Management Company, LLP(1)           23,919,260                             23,919,260
 Oppenheimer Capital LLC(2)                      19,093,588                             19,903,588
------------------------------------------------------------------------------------------------------
 Edward A. Brennan, Director                          3,954                   3,837          7,791
 Carlos H. Cantu, Director                            3,012                   1,156          4,168
 Daniel L. Cooper, Director                             185                   5,157          5,342
 M. Walter D'Alessio, Director                        1,165        6,000     10,991         18,156
 Bruce DeMars, Director                               4,130                   1,537          5,667
 G. Fred DiBona, Jr., Director                          950                   4,454          5,404
 Sue L. Gin, Director                                12,588                   2,857         15,445
 Richard H. Glanton, Director                           100                   6,534          6,634
 Rosemarie B. Greco, Director                         1,000                   5,527          6,527
 Edgar D. Jannotta, Director                          6,620                   7,445         14,065
 John M. Palms, Ph.D., Director                       1,175                  12,121         13,296
 John W. Rogers, Jr., Director                        2,188                   2,935          5,123
 Ronald Rubin, Director                               1,359        6,000     11,123         18,482
 Richard L. Thomas, Director                         10,567                   4,724         15,291
 Corbin A. McNeill, Jr., Director & Officer       1,128,393      375,266     26,754      1,530,413
 John W. Rowe, Director & Officer*                  506,129      372,916     63,529        942,574
 Pamela B. Strobel, Officer*                        103,193       69,696     20,594        193,843
 Kenneth G. Lawrence, Officer*                      114,158       48,200      7,606        169,964
 Ruth Ann M. Gillis, Officer*                        86,437       49,917     15,466        151,820
 Frank F. Frankowski, PECO Officer                    6,529        4,666          0         11,195
------------------------------------------------------------------------------------------------------
 Exelon Directors & Executive Officers as a
   group (28)                                     2,600,998    1,425,196    311,524      4,337,718
------------------------------------------------------------------------------------------------------

                              BENEFICIAL OWNERSHIP

(1) In a Form 13G filed with the SEC on February 14, 2002, an investment adviser, Wellington Management Company, LLP, 75 State Street, Boston, MA 02109, disclosed that as of December 31, 2001, it was the beneficial owner of 23,919,260 Exelon shares, or approximately 7.45% of Exelon's issued and outstanding common shares. Wellington disclosed that it shared voting power as to 14,539,002 shares and shared dispositive power as to 23,919,920 shares.

(2) In a Form 13G filed with the SEC on February 12, 2002, an investment adviser, Oppenheimer Capital LLC, 1345 Avenue of the Americas, 49th Floor, New York, NY 10105, disclosed that as of December 31, 2001, it was the beneficial owner of 19,093,588 Exelon shares, or approximately 5.99% of Exelon's issued and outstanding common shares, and that it held sole voting and dispositive power as to these shares.

     This table does not include 489,093 shares of common stock held under the Exelon Corporation Retirement Plan. Mr. McNeill, Mr. Rowe, Mr. D'Alessio, Mr. DiBona, Mr. Jannotta and Mr. Thomas are members of the executive committee which monitors the investment policy and performance of the investments under that plan.

                           SUMMARY COMPENSATION TABLE

     The following table shows the compensation for the last three years of Exelon's co-CEO's, who also served as directors and officers of PECO, and the other four most highly compensated officers of the Company.

------------------------------------------------------------------------------------------------------------
                                                Annual Compensation                  Long Term Compensation
------------------------------------------------------------------------------------------------------------
                                                      Bonus                                  Awards
                                             -----------------------                 -----------------------
                                                                                     Restricted
                                                                                       Stock
Name and                                                    Stock                     Award(s)    Options(3)
Principal Position        Year   Salary($)    Cash($)    Based(1)($)   Other(2)($)      ($)          (#)
------------------------------------------------------------------------------------------------------------

 Corbin A. McNeill, Jr.   2001   1,050,000   1,500,300           0         84,987    1,354,104     233,000
  Co-CEO & Chairman,      2000     855,830   1,081,472           0              0    2,803,513     392,500
  Exelon Corp.;           1999     659,857   1,000,000           0              0      942,188           0
  Chairman & President,
  Exelon Generation
------------------------------------------------------------------------------------------------------------

 John W. Rowe             2001   1,050,000   1,500,300           0         71,369    1,354,104     233,000
  Co-CEO & President,     2000     989,423   1,180,269           0        134,473            0     385,450
  Exelon Corp.;           1999     957,692     529,125     529,125*        55,112            0     116,850
  Chairman, Exelon
  Energy Delivery &
  Exelon Enterprises
------------------------------------------------------------------------------------------------------------

 Pamela B. Strobel        2001     450,000     500,500           0              0      378,187           0
  EVP, Exelon Corp.;      2000     377,423     269,824           0              0            0     122,250
  Vice Chair & CEO        1999     375,131     208,961      69,654*             0            0      28,500
  Exelon Energy
  Delivery;
  Chair, ComEd and
  PECO Energy
------------------------------------------------------------------------------------------------------------

 Kenneth G. Lawrence      2001     370,577     378,700           0              0      243,979           0
  Sr. VP, Exelon Corp.;   2000     318,923     225,666           0              0      777,112      81,600
  President & COO,        1999     291,847     241,200           0              0       94,219           0
  Exelon Energy
  Delivery;
  President, PECO
  Energy
------------------------------------------------------------------------------------------------------------

 Ruth Ann M. Gillis       2001     330,000     221,800           0              0      243,979*          0
  Sr. VP & Chief          2000     305,770     216,330      24,037              0            0      86,750
  Financial Officer,      1999     300,163     135,923      45,307              0            0      23,750
  Exelon Corp.
------------------------------------------------------------------------------------------------------------

 Frank F. Frankowski      2001     148,120      76,823           0              0        6,457*          0
  VP & Chief              2000     134,040      43,120           0              0            0       7,000
  Financial Officer,      1999     123,960      52,400           0              0            0       4,166
  PECO
------------------------------------------------------------------------------------------------------------

------------------------  --------------------------------------
                          Long Term Compensation
------------------------  -----------------------
                                  Payouts
                          --------------------------------------
                                                     All Other
                                                      Compen-
Name and                                 Stock         sation
Principal Position         Cash($)    Based(1)($)       ($)
------------------------  --------------------------------------
 Corbin A. McNeill, Jr.           0            0        26,573
  Co-CEO & Chairman,              0            0         3,200
  Exelon Corp.;                   0            0         3,200
  Chairman & President,
  Exelon Generation
------------------------------------------------------------------------------------------------------------
 John W. Rowe                     0            0        52,729
  Co-CEO & President,     1,071,878*   1,071,878*       60,293
  Exelon Corp.;             475,246      203,677*       42,478
  Chairman, Exelon
  Energy Delivery &
  Exelon Enterprises
------------------------------------------------------------------------------------------------------------
 Pamela B. Strobel                0            0        23,605
  EVP, Exelon Corp.;        331,618      331,618*       19,181
  Vice Chair & CEO           84,410       84,410*       16,483
  Exelon Energy
  Delivery;
  Chair, ComEd and
  PECO Energy
------------------------------------------------------------------------------------------------------------
 Kenneth G. Lawrence              0            0        14,029
  Sr. VP, Exelon Corp.;           0            0         4,093
  President & COO,                0            0         3,200
  Exelon Energy
  Delivery;
  President, PECO
  Energy
------------------------------------------------------------------------------------------------------------
 Ruth Ann M. Gillis               0            0        16,620
  Sr. VP & Chief                  0      431,405*       13,300
  Financial Officer,              0       94,773        13,060
  Exelon Corp.
------------------------------------------------------------------------------------------------------------
 Frank F. Frankowski              0            0         7,400
  VP & Chief                      0            0         4,410
  Financial Officer,              0            0         8,544
  PECO
------------------------------------------------------------------------------------------------------------

     (1) All of the amounts shown under "Bonus--Stock-Based" and "Long Term Compensation Payouts--Stock-Based" were either paid in shares of Exelon common stock or were deferred and since the merger, are deemed to be invested in shares of Exelon common stock, and thus fully "at risk" until the end of the deferral period. Deferred amounts are noted with an asterisk.
     (2) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is at least $50,000. For 2001, includes $42,805 paid to Mr. McNeill for financial and legal services and $22,879 paid to Mr. Rowe for the payment of other taxes.
     (3) Grants of options to Mr. Rowe, Ms. Strobel, and Ms. Gillis prior to the merger have been adjusted to reflect the substitution of options to acquire shares of Exelon common stock in accordance with the merger agreement.

                                OPTION GRANTS IN 2001

     The "grant date present values" indicated in the option grant table below are an estimate based on the Black-Scholes option pricing model. Although executives risk forfeiting these options in some circumstances, these risks are not factored into the calculated values. The actual value of these options will be determined by the excess of the stock price over the exercise price on the date that the options are exercised. There is no certainty that the actual value realized will be at or near the value estimated by the Black-Scholes option pricing model. The assumptions used for the Black-Scholes model are as of December 31, 2001 and are as follows: Risk-free interest rate: 4.85%;
Volatility: 37.17%; Dividend Yield: 3.24%; Time of Exercise: 5 Years.

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                              Grant Date
                                                       Individual Grants                                         Value
                       ------------------------------------------------------------------------------------------------------
                            Number of            % of Total
                            Securities            Options                                                     Grant Date
                            Underlying           Granted to          Exercise or                                Present
                             Options             Employees            Base Price          Expiration             Value
         Name            Granted (#) (1)          in 2000              ($/Sh.)               Date                 ($)
-----------------------------------------------------------------------------------------------------------------------------
 Corbin A. McNeill,
   Jr.                       233,300               37.08%               $67.88            01/01/2011          $4,710,327
 John W. Rowe                233,300               37.08%               $67.88            01/01/2011          $4,710,327
 Pamela B. Strobel                 0
 Kenneth G. Lawrence               0
 Ruth Ann M. Gillis                0
 Frank F. Frankowski               0
-----------------------------------------------------------------------------------------------------------------------------

          (1) Regular stock options that would have normally been granted to eligible participants in January 2001 were granted at the time of the merger in October 2000 with the exception of the Co-CEOs. Due to Plan limitations as to the maximum number of options that can be granted in a calendar year, the 10/20/2000 launch grant to the Co-CEOs was split between that date and January 2, 2001. The remaining stock options granted during 2001 were deemed "off-cycle" grants and were usually awarded as part of an employment offer.

                                  OPTION EXERCISES
                                 AND YEAR-END VALUE

     This table shows the number and value of exercised and unexercised stock options for the named executive officers during 2001. Value is determined using the market value of Exelon common stock at the year-end price of $47.88 per share, minus the value of Exelon common stock at the exercise price. All options whose exercise price exceeds the market value are valued at zero.

-----------------------------------------------------------------------------------------------------------------------------
                                                                           Number of Securities
                                                                                Underlying            Value of Unexercised
                                                                           Unexercised Options        In-the-Money Options
                                                                              at 12/31/2001              at 12/31/2001
-----------------------------------------------------------------------------------------------------------------------------
                                        Shares
                                       Acquired                                    (#)                        ($)
                                          on               Value               Exercisable                Exercisable
              Name                   Exercise (#)       Realized ($)          Unexercisable              Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
 Corbin A. McNeill, Jr.                  32,500          $1,478,750              545,833 E                $11,586,765 E
                                                                                 494,967 U                $  886,265 U
-----------------------------------------------------------------------------------------------------------------------------
 John W. Rowe                           100,000          $2,980,000              348,000 E                $2,936,529 E
                                                                                 525,100 U                $1,058,110 U
-----------------------------------------------------------------------------------------------------------------------------
 Pamela B. Strobel                       28,025          $1,136,224               78,750 E                $  487,315 E
                                                                                  91,000 U                $  293,680 U
-----------------------------------------------------------------------------------------------------------------------------
 Kenneth G. Lawrence                      8,000          $  305,000               87,200 E                $1,490,879 E
                                                                                  54,400 U                $  131,037 U
-----------------------------------------------------------------------------------------------------------------------------
 Ruth Ann M. Gillis                           0          $        0               68,500 E                $  596,790 E
                                                                                  65,750 U                $  221,350 U
-----------------------------------------------------------------------------------------------------------------------------
 Frank F. Frankowski                          0          $        0                4,834 E                $   41,171 E
                                                                                   6,332 U                $   38,022 U
-----------------------------------------------------------------------------------------------------------------------------

                               RETIREMENT  PLANS

     The following tables show the estimated annual retirement benefits payable on a straight-life annuity basis to participating employees, including officers, in the earnings and year of service classes indicated, under Exelon's non-contributory retirement plans. Effective January 1, 2001, Exelon Corporation assumed sponsorship of the Commonwealth Edison Company Service Annuity System and the PECO Energy Company Service Annuity Plan. Effective December 31, 2001, these plans were merged to form the Exelon Corporation Retirement Program, which incorporates the separate benefit formula of each merged plan for employees in business units formerly covered by that merged plan. Effective January 1, 2001, Exelon Corporation also established two cash balance pension plans which cover management employees and electing bargaining unit employees hired on or after such date. The amounts shown in the table are not subject to any deduction for Social Security or other offset amounts.

     Covered compensation includes salary and bonus which is disclosed in the Summary Compensation Table on page 8 for the named executive officers. The calculation of retirement benefits under the plans is based upon average earnings for the highest consecutive five-year period under the PECO Energy Company Service Annuity Benefit Formula and for the highest four-year period (three-year for certain represented employees) under the ComEd Service Annuity Benefit Formula.

     The Internal Revenue Code limits the annual benefits that can be paid from a tax-qualified retirement plan to $170,000 as of January 1, 2001. As permitted by the Employee Retirement Income Security Act of 1974, Exelon sponsored supplemental plans which allow the payment out of its general assets, any benefits calculated under provisions of the applicable retirement plan which may be above these limits.

                   PECO ENERGY SERVICE ANNUITY FORMULA TABLE

-------------------------------------------------------------------------------------------------------------
                                 Annual Normal Retirement Benefits After Specified Years of Service
     Highest 5-Year       -------------------------------------------------------------------------------
    Average Earnings   10 Years    15 Years    20 Years    25 Years    30 Years    35 Years    40 Years
    -----------------------------------------------------------------------------------------------------
     $  100,000.00     $ 19,272    $ 26,407    $ 33,543    $ 40,679    $ 47,815    $ 54,950    $ 62,086
        200,000.00       39,772      54,657      69,543      84,429      99,315     114,200     129,086
        300,000.00       60,272      82,907     105,543     128,179     150,815     173,450     196,086
        400,000.00       80,772     111,157     141,543     171,929     202,315     232,700     263,086
        500,000.00      101,272     139,407     177,543     215,679     253,815     291,950     330,086
        600,000.00      121,772     167,657     213,543     259,429     305,315     351,200     397,086
        700,000.00      142,272     195,907     249,543     303,179     356,815     410,450     464,086
        800,000.00      162,772     224,157     285,543     346,929     408,315     469,700     531,086
        900,000.00      183,272     252,407     321,543     390,679     459,815     528,950     598,086
      1,000,000.00      203,772     280,657     357,543     434,429     511,315     588,200     665,086
-------------------------------------------------------------------------------------------------------------

     Mr. McNeill, Mr. Lawrence and Mr. Frankowski have 34, 32 and 6 credited years of service, respectively, under PECO Energy Company's pension program.

               COMMONWEALTH EDISON SERVICE ANNUITY FORMULA TABLE

-------------------------------------------------------------------------------------------------------------
                                 Annual Normal Retirement Benefits After Specified Years of Service
     Highest 4-Year       -------------------------------------------------------------------------------
    Average Earnings      10          15          20          25          30          35          40
    -----------------------------------------------------------------------------------------------------
       $  100,000      $ 19,523    $ 31,016    $ 41,648    $ 51,626    $ 61,113    $ 70,232    $ 79,076
          200,000        39,647      63,290      85,181     105,720     125,221     143,923     162,013
          300,000        59,770      95,563     128,714     159,815     189,328     217,613     244,949
          400,000        79,893     127,836     172,247     213,909     253,435     291,303     327,885
          500,000       100,017     160,109     215,780     268,003     317,543     364,994     410,822
          600,000       120,140     192,383     259,313     322,097     381,650     438,684     493,758
          700,000       140,263     224,656     302,846     376,191     445,757     512,375     576,694
          800,000       160,386     256,929     346,379     430,286     509,864     586,065     659,630
          900,000       180,510     289,202     389,912     484,380     573,972     659,755     742,567
        1,000,000       200,633     321,476     433,445     538,474     638,079     733,446     825,503
-------------------------------------------------------------------------------------------------------------

     The approximate number of years of credited service under ComEd's pension programs for the persons named in the Summary Compensation Table are as follows:
John W. Rowe, 24 years; Pamela B. Strobel, 9 years, and Ruth Ann M. Gillis, 4 years. Ms. Strobel will be credited with an additional 9 years upon attaining age 50.

                             EMPLOYMENT AGREEMENTS

     EMPLOYMENT AGREEMENT WITH JOHN W. ROWE

     Exelon entered into an amended employment agreement with Mr. Rowe, which amended and restated his employment agreement with Unicom Corporation and Commonwealth Edison Company in effect at the time of the merger forming Exelon (the "prior agreement") and under which Mr. Rowe will serve as:

     - co-chief executive officer and president of Exelon, chairman of the executive committee of the Exelon board of directors and a member of the Exelon board of directors during the first half of the transition period provided for in Exelon's Bylaws, which is defined as the period from the effective time of the merger forming Exelon (October 20, 2000) until December 31, 2003,

     - co-chief executive officer of Exelon, chairman of the Exelon board of directors and a member of the Exelon board of directors during the second half of the transition period, and

     - chief executive officer of Exelon, chairman of the Exelon board of directors and a member of the Exelon board of directors after the transition period.

     Mr. Rowe will succeed to the position of sole chief executive officer of Exelon or chairman of the Exelon board of directors if:

     - prior to the end of the transition period, Mr. McNeill should cease to be a co-chief executive officer of Exelon or the chairman of the Exelon board of directors, and

     - Mr. Rowe is still a co-chief executive officer of Exelon at that time.

     Mr. Rowe will receive an annual base salary determined by Exelon's compensation committee. Mr. Rowe will be eligible to participate in annual incentive award programs, long-term incentive plans and stock option plans on the same basis as other senior executives of

Exelon. The agreement provided that a grant of options would be considered at the time the merger was completed. Mr. Rowe is entitled to participate in all savings, deferred compensation, retirement and other employee benefit plans generally available to other senior executives of Exelon. During the transition period, Mr. Rowe's base salary and participation in the plans and awards described in this paragraph will be in an amount or on a basis that is not less than that of Mr. McNeill's or on which Mr. McNeill participates.

     Under his amended employment agreement and the prior agreement, Mr. Rowe is entitled to receive a special supplemental executive retirement plan, or SERP, benefit if he terminates due to normal retirement, early retirement, termination without cause, termination for good reason, death or disability or if he voluntarily terminates his employment for any other reason.

     The term "good reason" includes the failure to appoint Mr. Rowe to the management and Exelon board of director positions described above. The special SERP benefit will equal the SERP benefit that Mr. Rowe would have received if:

     - he had attained age 60 (or his actual age, if greater),

     - he had earned 20 years of service on March 16, 1998 and one additional year of service on each anniversary after that date and prior to termination, and

     - his annual incentive awards for each of 1998 and 1999 had been $300,000 greater than the annual incentive awards he actually received for those years.

     Except as provided in the next paragraph, if Exelon terminates Mr. Rowe's employment for reasons other than cause, death or disability or if he should terminate employment for good reason on or after December 31, 2004 and not within 24 months following a change in control of Exelon, he would be entitled to the following benefits:

     - a prorated annual incentive award for the year in which termination occurs,

     - severance payments equal to his base salary for two years after termination, and for each year during such period an amount equal to the average of the annual incentive awards paid to him with respect to the three years preceding the year of termination or, if greater, his annual incentive award for the year before termination,

     - for the two-year period, continuation of his life, disability, accident, health and other welfare benefits, plus the retirement benefits described above and post-retirement health care coverage,

     - all of his exercisable options would remain exercisable until the applicable option expiration date,

     - unvested options would continue to become exercisable during the two-year continuation period and thereafter remain exercisable until the applicable option expiration date, and

     - all compensation earned through the date of termination and coverage and benefits under all benefit plans to which he is entitled.

     Mr. Rowe will receive the termination benefits described in "Change in Control and Severance Arrangements" below, rather than the benefits described in the previous paragraph, if Exelon terminates Mr. Rowe without cause or he terminates with good reason and

     - the termination occurs within 24 months after a change in control of Exelon, or

     - the termination occurs at any other time prior to the earlier of normal retirement or December 31, 2004, or

     - the termination occurs at any other time on and before normal retirement because of the failure to appoint or elect Mr. Rowe to the management or Exelon board of director positions described above.

     EMPLOYMENT ARRANGEMENT WITH CORBIN A. MCNEILL, JR.

     Although Exelon has not entered into an employment agreement with Mr. McNeill, the merger agreement provided that at any time during the transition period when Messrs. McNeill and Rowe are co-chief executive officers, each of them will receive the same salary, bonus and other compensation (including option grants and other incentive awards and all other forms of compensation) and enjoy the same other benefits and the same employment security arrangements as the other. In February 2002, Mr. McNeill announced that he will retire as an officer and director of Exelon effective immediately after the 2002 annual meeting of shareholders on April 23, 2002. Under an agreement approved by the board of directors of Exelon, Mr. McNeill will receive the termination benefits described in "Change in Control Severance Arrangements" below upon his retirement.

     CHANGE IN CONTROL SEVERANCE ARRANGEMENTS

     Exelon has entered into change in control agreements with certain senior executives which generally protect such executives' position and compensation levels through October 20, 2002 with respect to the Exelon merger in the case of certain officers, and for two years after certain future changes in control if such changes in control occur before June 1, 2003. The June 1, 2003 date is subject to annual extension if there is no change in control before June 1 of each year. In some cases, these agreements replaced change in control agreements with PECO Energy and Unicom which became effective upon the completion of the merger and which cover employment through October 20, 2002. A material adverse change in compensation or position is included in the definition of "good reason" for purposes of these agreements. If an executives resigns for good reason or if the executive's employment is terminated by the company other than for cause, severance pay and benefits become payable.

     The severance payments and benefits provided under the change in control agreements include:

     - Severance payments equal to either two and one-half or three multiplied by the sum of:

      - the employee's annual base salary, plus

      - an amount equal to the average of the annual incentive awards paid to the employee for the two years preceding the year of termination or, if greater, the target award under the annual incentive award program in which the employee participates for the year in which termination occurs.

     - A prorated annual incentive award for the year in which termination occurs.

     - Continuation of life, disability, accident, health and other welfare benefit coverage for three years; thereafter, if applicable, retiree coverage is available.

     - Outplacement services.

     - All of a terminated employee's exercisable options remain exercisable until the applicable option expiration date, and all unvested options become fully exercisable and remain so until the applicable option expiration date.

     - Any deferred stock units, restricted stock, or restricted share units become fully vested and any other long-term incentive plan award which is unvested would vest.

     - For purposes of determining benefits under the supplemental retirement plan or arrangement in which the employee participates, the employee will be credited with three additional years of credited service, age and compensation.

     - For purposes of determining eligibility for retiree welfare benefits, the employee will be deemed to have three additional years of service and age.

     - All compensation earned through the date of termination as well as all coverage and benefits under all benefit plans to which the employee is entitled.

     Pursuant to the terms of offers of employment or employment agreements, certain employees are also entitled to additional service credits for purposes of retiree health care eligibility and for determining benefits under the supplemental retirement plan or arrangement in which they participate.

     In connection with the severance benefits described above, each executive who was an employee of PECO Energy prior to the merger is subject to a non-compete agreement for 24 months from the applicable termination date. Although a participating employee does not have a duty to mitigate the amounts due from the company, continued welfare benefit coverage would be offset during the applicable continuation period by comparable coverage provided under welfare plans of another employer.

     Employees who are senior vice-presidents or above will receive an additional payment to cover excise taxes imposed under Section 4999 of the Internal Revenue Code on "excess parachute payments" or under similar state or local law if the after-tax amount of payments and benefits subject to these taxes exceeds 110% of the "safe harbor" amount that would not subject the employee to these excise taxes. If the after-tax amount, however, is less than 110% of the safe harbor amount, payments and benefits subject to these taxes would be reduced or eliminated to equal the safe harbor amount. Benefits payable to other employees subject to the excise taxes imposed under Section 4999 of the Internal Revenue Code will be reduced to the employees' safe harbor amount.

                               PERFORMANCE  GRAPH

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

     The performance chart below illustrates a five-year comparison of cumulative total returns based on an initial investment of $100 in PECO Energy Company common stock that was exchanged for Exelon Corporation common stock in the share exchange on October 20, 2000 as compared with the S&P 500 Stock Index and the S&P Utility Average for the period 1997 through 2001.

     This performance chart assumes:

       - $100 invested on December 31, 1996 in PECO Energy Company common stock, S&P 500 Stock Index and S&P Utility Average.

       - All dividends are reinvested.

       - PECO Energy common stock exchanged for Exelon Corporation common stock on a 1:1 basis on October 20, 2000.

                              [PERFORMANCE GRAPH]

         ------------------------------------------------------------------------------------------
                                                     Value of Investment at December 31,
                                           1996      1997      1998      1999      2000      2001
         ------------------------------------------------------------------------------------------
          EXELON CORPORATION              $100.00   104.11    185.71    158.40    327.47    230.61
                               -----
          S&P 500                         $100.00   133.36    171.47    207.56    188.66    166.24
                               ------
          S&P Utilities        ........   $100.00   124.65    143.06    130.37    208.16    144.82

                               OTHER INFORMATION

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE: Based solely upon a review of copies of Section 16 reports provided to Exelon Corporation and written representations received from directors and executive officers that no other reports were required during 2001, Exelon believes that its directors and executive officers made all required filings during 2001 with three exceptions. Mr. McNeill was granted shares of deferred phantom stock in an exempt transaction. The grant was reflected in the Summary Compensation Table in Exelon's 2001 Proxy Statement, but the grant was not reported in Mr. McNeill's Form 5 for 2000. When the oversight was discovered, the grant was reported in Mr. McNeill's Form 5 for 2001. S. Gary Snodgrass, Senior Vice President-Human Resources of Exelon, executed a cashless exercise of stock options in January 2001 but no Form 4 was filed for that month. When the oversight was discovered, the exercise and sale was reported in Mr. Snodgrass' Form 5 for 2001. Ms. Strobel executed cashless exercises of two sets of stock options on the same day in February 2001. Her Form 4 for that month reported the exercise and sale related to one of the grants but did not report the exercise and sale of the second grant. When the oversight was discovered, the exercise and sale was reported in Ms. Strobel's Form 5 for 2001.

                              REPORT OF THE EXELON
                             COMPENSATION COMMITTEE

WHAT IS OUR COMPENSATION PHILOSOPHY?

     Exelon's executive compensation program is designed to motivate and reward senior management for achieving high levels of business performance and outstanding financial results. In 2001, Exelon continued to direct its focus to compensating executives competitive with high performing energy services companies and general industry firms. This philosophy reflects a commitment to attracting executives from competitive businesses and retaining key executives to ensure continued focus on achieving long-term growth in shareholder value.

     The compensation committee (the "Committee"), composed of non-employee directors, is responsible for administering executive compensation programs, policies and practices. Exelon's executive compensation program comprises three elements:

         - Base salary;
         - Annual incentives; and
         - Long-term incentives.

     These components balance short-term and longer range business objectives and align executive financial rewards with those of Exelon's shareholders.

WHAT FACTORS DO WE CONSIDER IN DETERMINING OVERALL COMPENSATION?

     The Committee commissioned a study of compensation programs in the fall of 2001. This analysis was conducted by a leading external management compensation consulting firm and included an assessment of business plans and strategic goals and competitive compensation levels compared with the external market.

     Exelon's total compensation levels were found to be generally competitive, the study results indicated that the mix of compensation components (i.e., salary, annual and long-term incentives and stock options) is effectively aligned with the competitive market. Exelon's pay-for-performance places an emphasis on pay-at-risk. Pay will exceed market levels when excellent performance is achieved. Failure to achieve target goals will result in below market pay.

HOW DO WE DETERMINE BASE SALARY?

     Base salaries for Exelon's executives are determined based on individual performance with reference to the salaries of executives in similar positions in general industry, and where appropriate, the energy services sector. Base salary is intended to be competitive with comparable markets to attract and retain key executives. Executive salaries are targeted to approximate the median (50th percentile) salaries of the companies identified and surveyed.

     Mr. McNeill's and Mr. Rowe's 2001 Base Salary: The Committee determined Mr. McNeill's and Mr. Rowe's base salaries for serving as the Co-Chief Executive Officers by considering:

         - A review of competitive data and estimated competitive levels of base pay, which were provided by external consulting firms
         - performance achieved against financial and operational goals, and
         - the implementation of Exelon's strategic plans.

     During 2001, neither Mr. McNeill nor Mr. Rowe received any increase to their total annual salary. Their base salaries were last increased to $1,050,000 effective October 20, 2000, the merger closing date, and a base salary review was conducted on March 1, 2002.

     Other Named Executives' 2001 Base Salary: The base salaries of the other named executive officers listed in the Summary Compensation Table were determined based upon individual performance and by considering comparable compensation data from the industry surveys referred to above. A base salary review was conducted on March 1, 2002.

HOW ARE 2001 ANNUAL INCENTIVES DETERMINED?

     Exelon establishes corporate and business unit measures each year which are based on factors necessary to achieve strategic business objectives. These measures are incorporated into financial, customer and internal indicators designed to measure corporate and business unit performance.

     The annual incentive awards paid to Exelon executives for 2001 were determined in accordance with the Exelon Corporation incentive programs. Annual incentives were paid to executives based on a combination of the achievement of pre-determined corporate and business unit-specific measures and individual performance. The incentive plan was designed to tie executive annual incentives to the achievement of key goals of Exelon Corporation, as applicable, and the executive's particular business unit.

     For 2001, Mr. McNeill's and Mr. Rowe's annual incentive payouts were determined using the following corporate performance measures:

         - Earnings Per Share
         - Cash Flow Before Financings
         - Customer Focus Index
         - Employee Commitment Index

     2001 Annual Incentive Award: In evaluating Mr. McNeill's and Mr. Rowe's performance, the Committee considered the overall performance of Exelon Corporation against the measures that were achieved under the applicable incentive program. The committee also considered the leadership demonstrated in positioning Exelon for the future.

     Mr. McNeill's approved award was $1,500,300 and Mr. Rowe's approved award was $1,500,300.

     Other Named Executive Officers' 2001 Annual Incentives: The final 2001 incentive plan payouts as approved by the Committee for the other named executive officers listed in the Summary Compensation Table were determined in accordance with the applicable incentive programs and each individual's performance.

HOW IS COMPENSATION USED TO FOCUS MANAGEMENT IN LONG-TERM VALUE CREATION?

     Exelon has established a long-term incentive program that will include a combination of non-qualified stock options (75%) and performance shares (25%). Exelon granted long-term incentives in the form of stock options to Key Management effective October 20, 2000. The purpose of stock options is to align compensation directly to increases in shareholder value. Individuals receiving stock options are provided the right to buy a fixed number of shares of Exelon common stock at the closing price of such stock on the grant date.

     STOCK OPTION AWARDS

     Mr. McNeill and Mr. Rowe received grants of 500,000 non-qualified stock options in two parts, 266,700 on October 20, 2000 and 233,300 on January 2, 2001. Other Senior executives received grants of two times the target grant size on October 20, 2000 in support of the launch of Exelon and to motivate executives to achieve aggressive stock appreciation in support of shareholder value. All other executives received a target grant on October 20, 2000. The next scheduled grant for all executives occurred on January 28, 2002.

     EXELON PERFORMANCE SHARES

     Long-term incentives were awarded in the form of restricted stock to retain key executives engaged in positioning Exelon Corporation. Awards were determined based upon the successful completion of strategic goals designed to achieve long-term business success and increased shareholder value. Depending on Exelon Corporation's performance each year, the Committee could award performance shares with prohibitions on sale or transfer until the restrictions lapse.

     Performance shares are paid in Exelon stock: 33% vest upon award date, 33% after the second year and 34% after the third year.

     The 2001 Long Term Performance Share Program was based on achievements of Earnings Per Share (EPS) and Total Shareholder Return (TSR) comparing Exelon to companies listed on the Dow Jones Utility Index using a three-year TSR compounded monthly

     The Board of Directors approved Mr. McNeill's Performance Share Award of 27,262 shares and Mr. Rowe's Performance Share Award of 27,262 shares.

CAN WE DEDUCT EXECUTIVE COMPENSATION UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE?

     Under Section 162(m) of the Internal Revenue Code, executive compensation in excess of $1 million is generally not deductible for purposes of corporate income taxes. However, "qualified performance-based compensation" which is paid pursuant to a plan meeting certain requirements of the Code and applicable regulations remains deductible. The Committee intends to continue reliance on performance-based compensation programs, consistent with sound executive compensation policy. Such programs will be designed to fulfill, in the best possible manner, future corporate business objectives. The Committee's policy has been to seek to cause executive incentive compensation to qualify as "performance-based" in order to preserve its deductibility for federal income tax purposes to the extent possible without sacrificing flexibility in designing appropriate compensation programs. However, in order to provide executives with appropriate incentives, the Committee may also determine, in light of all applicable circumstances, that it would be in the best interests of Exelon for awards to be paid under certain of its incentive compensation programs or otherwise in a manner that would not satisfy the requirements to qualify as performance-based compensation under Code Section 162(m). The portion of incentive compensation and salary in excess $1 million that does not qualify as performance-based compensation under Code Section 162(m) will not be deductible by Exelon for purposes of corporate income taxes to the extent receipt of such compensation is not deferred. Mr. McNeill and Mr. Rowe deferred 100% of their long-term incentive awards payable for 2001.

February 25, 2002                        COMPENSATION COMMITTEE
                                         Edward A. Brennan, Chairman
                                         Rosemarie B. Greco
                                         Ronald Rubin
                                         Richard L. Thomas

                              REPORT OF THE EXELON
                                AUDIT COMMITTEE

     Management is responsible for Exelon's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Exelon's independent accountants, PricewaterhouseCoopers LLP, are responsible for auditing those financial statements. The audit committee's responsibility is to monitor and review these processes. It is not the audit committee's responsibility to conduct auditing or accounting reviews or procedures. The audit committee members are not employees of Exelon and are not accountants or auditors by profession or experts in accounting or auditing. Accordingly, the audit committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent accountants included in their report on Exelon's financial statements. The audit committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions with management and the independent accountants do not assure that Exelon's financial statements are presented in accordance with generally accepted accounting principles, that the audit of Exelon's financial statements has been carried out in accordance with generally accepted auditing standards or that Exelon's independent accountants are in fact "independent."

     The audit committee met seven times in 2001. In addition, in January 2002 the audit committee held a special meeting with Exelon's accounting staff and the independent accountants designed to provide the audit committee with an opportunity to learn more about recent Securities and Exchange Commission disclosure pronouncements, about the Enron failure and related disclosure ramifications, and about Exelon's balance sheet composition and Exelon's most important accounting policies.

     In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on SEC Form 10-K with Exelon Corporation's management and the independent accountants. The committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the committee has discussed with the independent accountants the accountants' independence from Exelon Corporation and its management, including the matters in the written disclosures required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Exelon Corporation's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

February 25, 2002                        AUDIT COMMITTEE
                                         Carlos H. Cantu, Chair
                                         Daniel L. Cooper
                                         Sue L. Gin
                                         John M. Palms

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                             CHARTER OF THE EXELON
                                AUDIT COMMITTEE

ORGANIZATION
MEMBERSHIP

     The Committee shall consist of at least three directors, all of whom are "independent", which means that they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Membership is determined by the Board on the recommendation of the Corporation Governance Committee. During the Merger Transition Period, the committee will be comprised of an equal number of members of the former PECO and Unicom Boards. Each member of the Committee shall be "financially literate", or shall become financially literate within a reasonable period of time after his or her appointment to the Committee. The Board has defined "financial literacy" to mean familiarity with the Company's financial statements, including its balance sheet, income statement and cash flow statement, and general knowledge of key business and financial risks and related controls or control processes. Such knowledge may be acquired after appointment to the committee through company-sponsored education or review of educational materials or other resources. At least one member of the Committee shall have "accounting or related financial management expertise". The Board has defined accounting or related financial management expertise to mean a solid background in finance, accounting or auditing, acquired through past employment experience, professional certification, or any other comparable experience that results in the individual's financial sophistication, including being or having been a chief executive officer or other senior officer with significant financial oversight responsibilities.

In addition to the definition of "independent" above, the following restrictions shall apply to every Committee member:

     1. EMPLOYEES. A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director could serve on the Committee after three years following the termination of the relationship between the Company and the former parent or predecessor.

     2. IMMEDIATE FAMILY. A director who is an immediate family member (including parents, spouse, children, in-laws, siblings and anyone who shares such a person's home) of an executive officer of the Company or any of tis affiliates can not serve on the Committee until three years following the termination of the officer's employment.

     3. BUSINESS RELATIONSHIP. A director who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company (e.g., supplier or customer), or who has a direct business relationship with the Company (e.g., attorney, consultant, advisor) may serve on the Committee only if the Board determines in its business judgment, considering the materiality of the relationship, that the relationship does not interfere with the director's exercise of independent judgment. The Board has the sole discretion to determine whether any such relationship is "significant" on a case by case basis, depending on the volume of business, its importance to the director, his or her business or the Company, and the degree to which the relationship could affect the judgment of a person in the director's position. Three years after the termination of the business or partnership relationship, the director may serve on the Committee without any requirement that the Board make such a determination.
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     4. CROSS COMPENSATION COMMITTEE LINK.  A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Audit Committee.

     5. INDEPENDENCE OVERRIDE. One director who is no longer an employee, or who is an immediate family member of a former executive officer, but who would not be considered independent due to the three year restriction period, may be appointed, under exceptional and limited circumstances, to the Committee if the Board determines in its business judgment that membership is required by the best interests of the Company and its shareholders, and the Company discloses in the next annual proxy statement the nature of the relationship and the reason for that determination.

MEETINGS

     The Committee meets quarterly, or more frequently as circumstances require. Regular meetings are scheduled in accordance with the annual schedule approved by the Board. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Minutes are recorded by the Secretary to the Committee. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee may also act by unanimous written consent without a meeting. The Chairman, the Co-CEOs, the other Senior Officers of the Company, the Internal Auditor and representatives of the Company's outside auditors attend meetings at the invitation of the Committee.

BASIC FUNCTION AND PURPOSE

     The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee and review the Company's financial reporting and accounting practices, audit functions and internal controls. The Committee also reviews and makes recommendations to the Board on risk management policy and risk limits. In addition, the Committee oversees and reviews officers' and directors' expenses, compliance with appropriate policies, and the Code of Business Conduct, and environmental, legal and regulatory compliance.

RESPONSIBILITIES
OUTSIDE AUDITORS

     The Committee shall:

     1. Recommend to the Board of Directors the selection and retention of an outside auditor to perform the annual audit of financial statements and the appropriate fees to compensate the outside auditor. The outside auditor is ultimately accountable to the Board and the Committee. The Board and the Committee have the ultimate authority to select, evaluate, and, where appropriate, replace the outside auditor, subject to ratification by the shareholders.

     2. Consider, in consultation with the outside auditor and management, the planned scope of the annual audit of financial statements, including a review of staffing and coordination of audit efforts between the outside auditor and the internal auditor.

     3. Review and satisfy itself of the independence of the outside auditor, including a review of any out-of-scope services, and related compensation provided to the outside auditor. To that end, the Committee shall request that the outside auditor submit to the Committee on a periodic basis a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1. The Committee is

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responsible for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may effect the objectivity and independence of the outside auditor, and for recommending that the Board take appropriate action to satisfy itself of the outside auditor's independence.

     4. Consider and review with the outside auditor and management: a) the adequacy of the Company's internal controls; b) the Company's annual financial statements and related footnotes; c) emerging accounting standards and issues affecting the Company; d) any significant and related findings and recommendations of the outside auditor, together with management's response. The Committee shall discuss with the outside auditor the auditor's judgments about the quality, not just the adequacy, of the Company's accounting principles as applied in its financial statements. This discussion, usually with management present, will include such matters as consistency, clarity and completeness of the disclosures, as well as items having a significant impact on the representational faithfulness, verifiability, neutrality and consistency of the accounting information.

     5. Direct the outside auditor to conduct an SAS 71 interim review of quarterly financial statements prior to filing of the quarterly report on Form 10-Q with the Securities and Exchange Commission. The outside auditor and/or financial management will attempt to discuss with the Committee, or at least the Committee chair, the results of the SAS 71 review if the SAS 71 review reveals significant adjustments, management adjustments and accounting estimates, significant new accounting policies or disagreements with management. The discussion should be attempted prior to the quarterly report on Form 10-Q, or as soon as practicable afterwards.

     6. At least annually, at a regularly scheduled meeting of the Committee, meet privately with the outside auditor without members of management in attendance.

INTERNAL AUDITING

     The Committee shall:

     1. Consider and review with management the annual work plan and planned activities of the internal auditor, the budget and staffing for the internal audit function, the Charter of the internal auditor, and the degree of compliance of the internal audit function with the Standards for the Professional Practice of Internal Auditing (IIA).

     2. Consider and review the coordination of audit efforts between the internal audit staff and the outside auditor to ensure completeness of coverage and efficient use of audit resources.

     3. Consider and review with management and the internal auditor significant internal auditing findings and recommendations related to the adequacy of internal controls, compliance with policies and procedures, and effective and efficient use of Company resources; also consider and review management's response to the audit recommendations.

     4. Meet privately with the internal auditor, as the Committee deems appropriate. At least annually, meet in executive session with the internal auditor at a regularly scheduled meeting of the Committee.

RISK MANAGEMENT POLICY AND RISK LIMITS

     The Committee shall review and make recommendations to the Board on risk management policy and risk limits.

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OFFICERS' AND DIRECTORS' EXPENSES, CODE OF BUSINESS CONDUCT AND
ENVIRONMENTAL, LEGAL AND REGULATORY COMPLIANCE

     The Committee shall:

     1. Review policies and procedures with respect to officers' and directors' expense accounts and perquisites, including their use of corporate assets; and consider the results of and reviews of officers and directors expenses and perquisites by the internal auditor or the outside auditor.

     2. Review policies and procedures with respect to prevention of illegal payments, conflicts of interest, or other questionable practices; and consider the results of monitoring of compliance with the Code of Business Conduct, particularly by officers and directors.

     3. Review policies and procedures with respect to environmental compliance programs and recognition of contingent liabilities resulting from identified environmental problems; and consider the results of any environmental compliance assessments performed by Environmental Affairs, Internal Auditing, or the outside auditor.

     4. Review significant legal matters, including the Company's compliance with applicable laws and regulations. Review the Company's use of outside counsel to provide legal services and the fees for those services.

ANNUAL ASSESSMENT OF PERFORMANCE AND CHARTER REVIEW

     The charter shall be approved by the Board of Directors. The Committee shall annually assess its own performance and review the adequacy of its charter. The text of the charter will be included in the proxy statement at least once every three years.

REPORTING RESPONSIBILITY

     1. All action taken by the Audit Committee shall be reported to the Board of Directors at its next meeting succeeding such action.

     2. The Committee shall make annual reports to the NYSE stating: (a) whether the Board made any determination regarding the independence of directors; (b) whether all members of the Committee are financially literate; (c) whether at least one member of the Committee has accounting or related financial management expertise; and (d) whether the Committee reviewed and assessed the adequacy of the Committee charter.

     3. The Committee shall include in the annual proxy statement a report disclosing whether the Committee has a charter that has been approved by the Board; the text of the charter will be included in the proxy statement every three years. The Committee will annually disclose whether the discussions with management, the inside and outside auditors took place, and whether, based on its review of the financial statements, the Committee recommended to the Board that it include the financial statements in the annual report on Form 10-K.

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